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                                                                    EXHIBIT 3.23

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                            BUSINESS CORPORATIONS ACT                     FORM 1
                                   (SECTION 6)

                               CONSUMER AND
[Letterhead of Alberta]   CORPORATE AFFAIRS            ARTICLES OF INCORPORATION
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     1.   NAME OF CORPORATION:

          NORTH AMERICAN PIPELINE INC.

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     2.   THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
          AUTHORIZED TO ISSUE:

          The Corporation is authorized to issue an unlimited number of shares of one class.

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     3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

          No shares of the Corporation shall be transferred without the approval of the directors of the Corporation either by a resolution passed at a Board of directors meeting or by an instrument or instruments in writing signed by all of the directors.

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     4.   NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE
          CORPORATION MAY HAVE:
Minimum number of directors one (1) maximum number of directors seven (7).

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     5.   IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS,
          OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

          none

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     6.   OTHER RULES OR PROVISIONS (IF ANY):

          See Schedule I attached hereto:

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     7.   DATE:   91/12/12
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               YEAR MONTH DAY
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  INCORPORATORS NAMES:       ADDRESS (INCLUDING POSTAL CODE)        SIGNATURE
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  ROGER GOUIN             16745-111 Avenue                      /s/ Roger Gouin
                          Edmonton, Alberta T5M 2S4
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 FOR DEPARTMENTAL USE ONLY                                                 /(R)/

 CORPORATE ACCESS NO. / / / / / / / / /             INCORPORATION DATE
 CCA-06.101

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SCHEDULE I   attached to the Articles of Incorporation of:
             NORTH AMERICAN PIPELINE INC.

     Other provisions if any:

i.   The number of shareholders of the Corporation, exclusive of:

     (a)  persons who are in its employment or that of an affiliate, and

     (b) persons, who having been formerly in its employment or that of an affiliate were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment.

     is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

ii. Any invitation to the public to subscribe for securities of the Corporation is prohibited.